CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 12, 1999, in the Form S-1A Amended Registration Statement and related Prospectus of Chell Group Corporation (formerly named Networks North Inc.) for the registration of 8,112,053 shares of its common stock.


                                                           /s/ Ernst & Young LLP
Toronto, Canada,
May 11, 2001                                              Chartered Accountants